UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2007

UTSTARCOM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)    (Zip code)

(510) 864-8800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Notice of Default Relating to 7/8% Convertible Subordinated Notes due 2008

On October 15, 2007, UTStarcom, Inc. (the “Company”) received a notice of default (the “Notice of Default”) from U.S. Bank National Association, as indenture trustee (the “Trustee”), pursuant to which the Trustee asserted that the Company was in default of certain obligations under the Indenture (the “Original Indenture”), dated as of March 12, 2003, as amended by the First Supplemental Indenture, dated January 9, 2007 (the “First Supplemental Indenture”), as further amended by the Second Supplemental Indenture, dated July 26, 2007 (the “Second Supplemental Indenture”), between the Company and the Trustee (the Original Indenture as amended by the First Supplemental Indenture and the Second Supplemental Indenture,  the “Indenture”) with respect to the Company’s 7/8% Convertible Subordinated Notes due 2008 (CUSIP Nos. 918076AA8 and 918076AB6) (collectively, the “Notes”). The specific purported defaults referred to in the Notice of Default are (i) the Company’s failure to file with the Securities and Exchange Commission (“SEC”) and provide copies to the Trustee of its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2007 (the “Q1 2007 Form 10-Q”), and its Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2007 (the “Q2 2007 Form 10-Q”), as required by the Indenture and the Trust Indenture Act and (ii) the Company’s failure to deliver to the Trustee the officer’s certificate of compliance of the Company required by the Indenture.

As previously disclosed, pursuant to the Second Supplemental Indenture, any failure by the Company to comply with covenants in the Original Indenture as amended by the First Supplemental Indenture relating to the filing of reports required to be filed with the SEC under the Securities Exchange Act of 1934 (the “SEC Reports”), as amended and the furnishing of copies of SEC Reports and the officer’s certificate of compliance of the Company required by the Original Indenture to the Trustee before 5:30 p.m., New York City time, on October 15, 2007 (the “Covenant Reversion Date”) would not constitute a default under the Indenture. The Notice of Default states that the Covenant Reversion Date provided for by the Second Supplemental Indenture had passed and that the Company’s failure to cure the purported defaults within 60 consecutive days after the date of the Notice of Default (such date following the 60 consecutive days, the “Demand Date”), would constitute an “Event of Default” under the Indenture.

The Company previously reported in its Notifications of Late Filing on Form 12b-25 filed on November 11, 2006, March 2, 2007, May 10, 2007, and August 9, 2007 that the filing of the Q1 2007 Form 10-Q and the Q2 2007 Form 10-Q, as well as certain other SEC Reports that the Company has now filed with the SEC, had been delayed for the reasons stated therein.  The Company filed its Q1 2007 Form 10-Q with the SEC on October 17, 2007 and its Q2 2007 Form 10-Q on October 19, 2007.  As of the date of the filing of this Form 8-K on October 19, 2007, the Company has, prior to the Demand Date set forth in the October 15, 2007 notice of default, (i) filed all required reports with the SEC and furnished them to the Trustee, and (ii) delivered the officer’s certificate of compliance required by the Original Indenture to the Trustee. Therefore, the Company believes that that no Event of Default under the Indenture occurred.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: October 19, 2007	By:	/s/ FRANCIS P. BARTON
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer